Exhibit 12-2

                  PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                   SEC METHOD
                                     ($000)

                                                                        9 MONTHS
                                                                          ENDED
                                                                        09/30/95
                                                                        --------
NET INCOME                                                              $489,930

ADD BACK:
-INCOME TAXES:
   OPERATING INCOME                                                      309,566
   NON-OPERATING INCOME                                                   34,226
                                                                        --------
   NET TAXES                                                            $343,792

-FIXED CHARGES:
   TOTAL INTEREST                                                       $308,238
   ANNUAL RENTALS ESTIMATE                                                 7,455
                                                                        --------
   TOTAL FIXED CHARGES                                                  $315,693

EARNINGS REQUIRED FOR PREFERRED DIVIDENDS:
   DIVIDENDS ON PREFERRED STOCK                                          $18,190
   ADJUSTMENT TO PREFERRED DIVIDENDS*                                    $12,764
                                                                        --------
                                                                         $30,954

FIXED CHARGES AND PREFERRED DIVIDENDS                                   $346,647
                                                                        ========
EARNINGS BEFORE INCOME TAXES AND FIXED CHARGES                        $1,149,415
PLUS VRIP & VSIP CHARGES
ADJUSTED EARNINGS BEFORE INCOME TAXES AND FIXED CHARGES
                                                                        ========
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
   EARNINGS REQUIRED FOR PREFERRED DIVIDENDS                                3.32